Exhibit 99.1

Chicago Atlantic BDC, Inc. Reports First Quarter 2026 Financial Results

NEW YORK, May 14, 2026 --- Chicago Atlantic BDC, Inc. (“LIEN” or the “Company”) (NASDAQ: LIEN), a specialty finance company that has elected to be regulated as a business development company, today announced its financial results for the first quarter ended March 31, 2026.

First Quarter 2026 Highlights

●	Total gross investment income of $16.7 million

●	Net investment income of $10.0 million, or $0.44 per weighted average share outstanding

●	Total investment portfolio of $364.0 million at fair value, an increase of $30.7 million as compared to the prior quarter

●	Net asset value (“NAV”) per share was $13.33 on March 31, 2026, a $0.03 increase as compared to the prior quarter

●	Board of Directors declared a dividend of $0.34 per share for the quarter ending June 30, 2026, payable on July 10, 2026 to shareholders of record on June 26, 2026

●	Funded seven portfolio companies with $93.9 million in aggregate par value

●	As of March 31, 2026, there were 22,820,590 common shares issued and outstanding on a basic and fully diluted basis

Peter Sack, Chief Executive Officer of the Company, commented, “Chicago Atlantic BDC delivered record results this quarter, demonstrating the benefits of our differentiated strategy. While the broader private credit markets have experienced pressure regarding portfolio performance, dividend coverage concerns and interest rate uncertainty, Chicago Atlantic BDC has become stronger this quarter, funding a record level of $93.9 million of investments and growing the portfolio to a new peak of $364.0 million. We also generated record net investment income per share of $0.44, while maintaining a weighted average yield of 15.8%, well above the industry averages.”

Mr. Sack continued, “We remain confident in the opportunity set for our differentiated model of self-originating direct lending opportunities to cannabis and lower middle market companies. A recent policy change by the Federal government to reschedule medical cannabis represents the most significant federal policy shift in decades and is a notable policy inflection point that we expect will enhance borrower credit quality and improve industry fundamentals over time. We remain conservative in our strategic execution but are encouraged by the recent momentum.”

Portfolio and Investment Activity

●	As of March 31, 2026, the Company’s investment portfolio had an aggregate fair value of approximately $364.0 million across 40 portfolio companies.

●	During the quarter ended March 31, 2026, the Company funded seven portfolio companies, three of which were new borrowers, with an aggregate value of $93.9 million, including a refinancing of $38.3 million to its largest borrower. Three additional positions were fully paid off, which amounted to $13.7 million.

●	Subsequent to quarter end, one position of $7.0 million was fully paid off.

●	During the quarter ended March 31, 2026, the Company had principal amortization and repayments of $21.3 million, excluding amounts related to the refinance from our largest borrower.

●	As of March 31, 2026, there were no loans on non-accrual status.

Results of Operations

For the three months ended March 31, 2026, total investment income was approximately $16.7 million. For the three months ended March 31, 2026, the Company incurred net expenses of approximately $6.7 million, resulting in net investment income of approximately $10.0 million, or $0.44 per weighted average share, and a net increase in net assets from operations of approximately $8.5 million, or $0.37 per weighted average share.

Net change in unrealized depreciation on investments of $1.4 million reflected the impact across the portfolio of the widening of credit spreads during the quarter ended March 31, 2026.

Liquidity and Capital Resources

As of March 31, 2026, the Company had $48.8 million of liquidity including $3.3 million of cash and $45.5 million of borrowings available to be drawn on its $100.0 million senior credit facility, which is subject to certain borrowing base requirements and other restrictions. As of May 13, 2026, the Company has $50.0 million outstanding on its senior credit facility and approximately $51.5 million of liquidity.

Subsequent Event

On May 11, 2026 the Company filed a shelf registration statement with the Securities and Exchange Commission, that once declared effective, will allow the Company to issue up to $500 million of securities, including debt securities. The shelf registration is intended to provide the Company with enhanced financial flexibility to efficiently access the capital markets to grow the Company’s portfolio.

Net Asset Value

As of March 31, 2026, NAV per share was $13.33 compared with $13.30 as of December 31, 2025. Total net assets as of March 31, 2026, were $304.2 million compared to $303.4 million as of December 31, 2025.

Dividend

The Company’s Board of Directors declared a cash dividend of $0.34 per share for the quarter ending June 30, 2026, payable on July 10, 2026 to shareholders of record on June 26, 2026.

Conference Call and Quarterly Earnings Presentation

The Company will host a conference call and live audio webcast, both open for the general public to hear, to discuss the Company’s first quarter 2026 financial results at 9:00 a.m. Eastern Time on Thursday, May 14, 2026. The number to access the conference call is 833-630-1956 (international callers: 412-317-1837). The live audio webcast of the call will also be available on the Company’s website at investors.chicagoatlanticbdc.com.

A replay of the call will be available at investors.chicagoatlanticbdc.com by the end of day on May 14, 2026.

Call Details – Chicago Atlantic BDC, Inc. First Quarter 2026 Financial Results:

●	When: Thursday, May 14, 2026

●	Time: 9:00 a.m. ET

●	Webcast Live Stream: https://edge.media-server.com/mmc/p/rpkq9wzs

●	Replay: investors.chicagoatlanticbdc.com

LIEN posted its First Quarter 2026 Earnings Presentation on the Events and Presentations page of its website, investors.chicagoatlanticbdc.com. LIEN routinely posts important information for investors on its website. The Company intends to use this website as a means of disclosing material information, for complying with its disclosure obligations under Regulation FD and to post and update investor presentations and similar materials on a regular basis. The Company encourages investors, analysts, the media and others interested in LIEN to monitor the Investor Relations page of its website, in addition to following its press releases, Securities and Exchange Commission (“SEC”) filings, publicly available earnings calls, presentations, webcasts and other information posted from time to time on the website. Please visit the IR Resources section of the website to sign up for email notifications.

About Chicago Atlantic BDC, Inc.

The Company is a specialty finance company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended, and has elected to be treated as a regulated investment company for U.S. federal income tax purposes. The Company’s investment objective is to maximize risk-adjusted returns on equity for its stockholders by investing primarily in direct loans to privately held middle-market companies, with a primary focus on cannabis companies. The Company is managed by Chicago Atlantic BDC Advisers, LLC, an investment manager focused on the cannabis industry and other niche or underfollowed sectors. For more information, please visit chicagoatlanticbdc.com.

Forward-Looking Statements

Certain information contained herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about the Company, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Company’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in the Company’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which the Company makes them. The Company does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

Contact

Tripp Sullivan

Lisa Kampf

SCR Partners

LIEN@chicagoatlantic.com

CHICAGO ATLANTIC BDC, INC.

Statements of Assets and Liabilities

	March 31, 2026	December 31, 2025
	(Unaudited)
ASSETS
Investments at fair value:
Non-control/Non-affiliate investments	$346,596,232	$333,311,787
Non-controlled affiliate investments	17,370,481	-
Total investments at fair value (amortized cost of $364,290,996 and $332,209,170, respectively)	363,966,713	333,311,787
Interest receivable	4,358,743	3,175,591
Cash and cash equivalents	3,346,316	2,934,752
Prepaid expenses and other assets	1,305,750	770,292
Due from affiliates	152,958	1,804,032
Total assets	$373,130,480	$341,996,454

LIABILITIES
Revolving line of credit	$54,500,000	$25,000,000
Distributions payable	7,759,001	7,759,001
Income-based incentive fees payable	2,457,290	2,073,319
Management fee payable	1,529,360	1,446,470
Due to affiliates	1,359,256	1,311,604
Other payables	876,266	284,774
Professional fees payable	464,846	456,616
Capital gains incentive fees payable	-	163,473
Excise tax payable	-	69,609
Unearned interest income	-	23,514
Total liabilities	$68,946,019	$38,588,380

Commitments and contingencies (Note 6)

NET ASSETS
Common stock, $0.01 par value, 100,000,000 shares authorized, 22,820,590 and 22,820,590 shares issued and outstanding, respectively	$228,206	$228,206
Additional paid-in-capital	303,079,082	303,154,218
Distributable earnings	877,173	25,650
Total net assets	$304,184,461	$303,408,074
NET ASSET VALUE PER SHARE	$13.33	$13.30

CHICAGO ATLANTIC BDC, INC.

Statements of Operations

	For the Three Months Ended
	March 31, 2026 (Unaudited)	December 31, 2025 (Unaudited)
INVESTMENT INCOME
Non-controlled/non-affiliate investment income
Interest income	$13,780,772	$12,255,979
Fee income	2,096,857	1,972,540
Total investment income from non-controlled/non-affiliate investments	15,877,629	14,228,519
Non-controlled affiliate investment income
Interest income	802,644	-
Fee income	22,500	-
Total investment income from non-controlled affiliate investments	825,144	-
Total investment income	16,702,773	14,228,519

EXPENSES
Income-based incentive fees	2,457,289	2,073,318
Management fee	1,529,359	1,446,470
General and administrative expenses	1,212,784	1,210,993
Interest expense	1,024,542	464,501
Professional fees	198,238	194,980
Audit expense	153,750	153,750
Other expenses	146,106	154,849
Sub-administrator fees	133,410	145,771
Legal expenses	45,750	51,299
Excise tax expense	2,730	69,609
Capital gains incentive fees	(163,473)	(4,121)
Total expenses	6,740,485	5,961,419
NET INVESTMENT INCOME (LOSS)	9,962,288	8,267,100

NET REALIZED GAIN (LOSS) FROM INVESTMENTS
Non-controlled non-affiliate investments	-	-
Non-controlled affiliate investments	-	-
Net realized gain (loss) from investments	-	-

NET CHANGE IN UNREALIZED APPRECIATION (DEPRECIATION) ON INVESTMENTS
Non-controlled non-affiliate investments	(2,487,070)	(20,604)
Non-controlled affiliate investments	1,060,170	-
Net change in unrealized appreciation (depreciation) on investments	(1,426,900)	(20,604)
Net realized and unrealized gains (losses)	(1,426,900)	(20,604)

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$8,535,388	$8,246,496

NET INVESTMENT INCOME (LOSS) PER SHARE - BASIC AND DILUTED	$0.44	$0.36
NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS PER SHARE - BASIC AND DILUTED	$0.37	$0.36
WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC AND DILUTED	22,820,590	22,820,590

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